Phillips Edison & Company Reports
Third Quarter 2022 Results and
Raises Full Year Guidance

CINCINNATI - November 3, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $11.0 million, or $0.09 per diluted share, for the three months ended September 30, 2022.

Highlights for the Third Quarter Ended September 30, 2022
•Nareit FFO totaled $72.0 million, or $0.55 per diluted share
•Core FFO totaled $76.6 million, or $0.58 per diluted share
•Same-center NOI increased 4.3% versus the third quarter ended September 30, 2021
•Leased portfolio occupancy as of September 30, 2022 increased to a record-high 97.1%
•Comparable new and renewal rent spreads were 21.3% and 15.5%, respectively
•Acquired one grocery-anchored shopping center and two outparcels for $59.5 million
•Net debt to annualized adjusted EBITDAre was 5.4x compared to 5.6x at December 31, 2021
•Increased monthly distributions by 3.7% to $0.0933 per share

Management Commentary
“PECO’s grocery-anchored and necessity-based Neighbor mix, our right-sized format and well-positioned locations in growing markets, resulted in continued strong leasing demand,” stated Jeff Edison, chairman and chief executive officer of PECO. “Our team delivered another strong quarter with same-center NOI growth of 4.3% and record occupancy of 97.1%. Our performance allows us to raise the midpoint of our 2022 guidance for the third quarter in a row. As reflected in our results, 2022 has been a year of reaching record highs in occupancy and releasing spreads. Our grocery-anchored neighborhood centers continue to benefit from structural and macroeconomic trends that create tailwinds for us as we head into 2023 and beyond, providing us with confidence in our ability to continue to deliver strong results.”

Financial Results for the Third Quarter and Nine Months Ended September 30, 2022
Net Income
Third quarter 2022 net income attributable to stockholders totaled $11.0 million, or $0.09 per diluted share, compared to net income of $14.6 million, or $0.13 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, net income attributable to stockholders totaled $34.6 million, or $0.30 per diluted share, compared to net income of $20.3 million, or $0.21 per diluted share, for the same period in 2021.

Nareit FFO
Third quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 26.4% to $72.0 million, or $0.55 per diluted share, from $56.9 million, or $0.46 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, Nareit FFO increased 29.9% to $210.2 million, or $1.62 per diluted share, from $161.8 million, or $1.44 per diluted share, during the same period in 2021.
The $15.1 million increase for the third quarter of 2022 and the $48.4 million increase for the nine months ended September 30, 2022 were driven by an increase in rental income as a result of the Company’s portfolio expansion, lower interest expense, and a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Core FFO
Third quarter 2022 core funds from operations (“Core FFO”) increased 15.4% to $76.6 million, or $0.58 per diluted share, compared to $66.4 million, or $0.54 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, Core FFO increased 13.8% to $221.0 million, or $1.70 per diluted share, from $194.2 million, or $1.73 per diluted share, during the same period in 2021.
Results for both periods were driven by increased rental income as a result of the Company’s portfolio expansion, increased occupancy, improved average base rent per square foot, as well as lower interest costs. The decrease in the per diluted share result for the nine months ended was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Same-Center NOI
Third quarter 2022 same-center net operating income (“NOI”) increased 4.3% to $92.5 million compared to $88.7 million during the third quarter of 2021.
For the nine months ended September 30, 2022, same-center NOI increased 5.1% to $271.8 million from $258.6 million during the nine months ended September 30, 2021.
Results for both periods were driven by a $0.37 increase in average base rent per square foot and an improvement in average occupancy, offset by reduced out-of-period collections in 2022 when compared to the same year-ago period.

Portfolio Overview for the Third Quarter and Nine Months Ended September 30, 2022
Portfolio Statistics
As of September 30, 2022, PECO’s wholly-owned portfolio consisted of 270 properties, totaling approximately 31.1 million square feet, located in 31 states. This compared to 267 properties, totaling approximately 30.4 million square feet, located in 31 states as of September 30, 2021.
Leased portfolio occupancy increased to 97.1% at September 30, 2022 compared to 95.6% at September 30, 2021.
Anchor occupancy increased to 98.9% at September 30, 2022 compared to 97.6% at September 30, 2021, and inline occupancy increased to 93.6% at September 30, 2022 compared to 91.9% at September 30, 2021.

Leasing Activity
During the third quarter of 2022, 240 leases (new, renewal, and options) were executed totaling 1.2 million square feet. This compared to 268 leases executed totaling 1.4 million square feet during the third quarter of 2021.
During the nine months ended September 30, 2022, 749 leases (new, renewal, and options) were executed totaling 3.6 million square feet. This compared to 882 leases executed totaling 4.2 million square feet during the same year-ago period.
Comparable rent spreads during the third quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 21.3% for new leases, 15.5% for renewal leases (excluding options), and 16.9% combined (new and renewal leases only).
Comparable rent spreads during the nine months ended September 30, 2022 were 31.3% for new leases, 14.9% for renewal leases (excluding options), and 18.5% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the third quarter of 2022, one property and two outparcels were acquired for $59.5 million. During the same period, one outparcel was sold for $0.4 million. Third quarter 2022 grocery-anchored shopping center acquisitions included:
•Crossroads Towne Center, a 149,000 square foot shopping center shadow-anchored by Walmart in Las Vegas, Nevada. The center is located in a high-traffic area with strong median household income and a growing population. At the time of purchase, the center occupancy was 88.7%, providing room for growth through leasing vacant space.
During the nine months ended September 30, 2022, five properties and three outparcels were acquired for $228.8 million. During the same period, three properties and three outparcels were sold for $28.7 million.

Balance Sheet Highlights as of September 30, 2022
As of September 30, 2022, PECO had $757.8 million of total liquidity, comprised of $24.4 million of cash, cash equivalents, and restricted cash, plus $733.4 million of borrowing capacity available on its $800 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.4x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.3%, a weighted-average maturity of 4.6 years, and 86.5% of its total debt was fixed-rate debt.

Monthly Stockholder Distributions
For the three months ended September 30, 2022, total distributions of $36.1 million were paid to common stockholders and OP unit holders. Distributions paid in July, August, and September were each $0.09 per share.
PECO’s Board of Directors (the “Board”) unanimously approved monthly distributions payable October 3, 2022 and November 1, 2022 to stockholders of record at the close of business on September 16, 2022 and October 17, 2022, respectively. The Board approved the distribution at a rate of $0.0933 per share of the Company’s common stock and per OP unit. When annualized, this is equal to a rate of $1.12 per share, representing an increase of 3.7% over the previous annualized rate of $1.08 per share. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to quarter end, the Board authorized monthly distributions of $0.0933 per share payable in December 2022, January 2023, and February 2023 to stockholders of record at the close of business on November 15, 2022, December 15, 2022, and January 17, 2023, respectively.

Updated 2022 Guidance
PECO has updated earnings guidance for the year ending December 31, 2022 to reflect the following:
•Strong property results from record occupancy and leasing spreads to date
•Lower than expected corporate and general and administrative expenses

	Updated Full Year 2022 Guidance	Prior Full Year 2022 Guidance
Net income per share	$0.36 - $0.39	$0.34 - $0.40
Nareit FFO per share	$2.11 - $2.15	$2.09 - $2.15
Core FFO per share	$2.22 - $2.26	$2.19 - $2.25
Same-Center NOI growth	4.1% - 4.5%	3.75% - 4.5%

Acquisitions (net of dispositions)	$200 - $250 million	$200 - $300 million

The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.36	$0.39
Depreciation and amortization of real estate assets	1.77	1.78
Gain on sale of real estate assets	(0.03)	(0.03)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$2.11	$2.15
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.01	0.01
Transactions and other	0.06	0.06
Core FFO	$2.22	$2.26

Jeff Edison summarized the quarter: “Our third quarter results continue to highlight the strength of PECO’s focused and differentiated strategy of owning and operating small-format, neighborhood centers anchored by the #1 or #2 grocer in a market which drives high-recurring foot traffic and Neighbor demand and results in superior financial and operating performance. Our experienced cycle-tested team, integrated operating platform, and grocery-anchored strategy place PECO in a strong position, despite an uncertain macroeconomic environment, with a fortress balance sheet and liquidity that will allow us to take advantage of opportunities as they arise.”
Conference Call Details
PECO plans to host a conference call and webcast on Friday, November 4, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Third Quarter 2022 Earnings Conference Call Details:
Date: Friday, November 4, 2022
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: https://events.q4inc.com/attendee/413179432
A webcast replay will be available approximately one hour after the conclusion of the presentation using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on November 3, 2022 and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2022 AND DECEMBER 31, 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Investment in real estate:
Land and improvements	$1,656,666	$1,586,993
Building and improvements	3,539,035	3,355,433
In-place lease assets	470,184	452,504
Above-market lease assets	72,294	68,736
Total investment in real estate assets	5,738,179	5,463,666
Accumulated depreciation and amortization	(1,272,653)	(1,110,426)
Net investment in real estate assets	4,465,526	4,353,240
Investment in unconsolidated joint ventures	27,601	31,326
Total investment in real estate assets, net	4,493,127	4,384,566
Cash and cash equivalents	4,789	92,585
Restricted cash	19,657	22,944
Goodwill	29,066	29,066
Other assets, net	183,774	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,730,413	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,872,939	$1,891,722
Below-market lease liabilities, net	108,548	107,526
Earn-out liability	—	52,436
Derivative liabilities	—	24,096
Deferred income	21,586	19,145
Accounts payable and other liabilities	112,433	97,229
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,115,506	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 117,084 shares issued and outstanding at September 30, 2022; 650,000 shares authorized, 19,550 shares issued and outstanding at December 31, 2021	1,170	196
Class B common stock, $0.01 par value per share, zero shares authorized, issued, and outstanding at September 30, 2022; 350,000 shares authorized, 93,665 shares issued and outstanding at December 31, 2021	—	936
Additional paid-in capital	3,381,638	3,264,038
Accumulated other comprehensive income (loss)	21,123	(24,819)
Accumulated deficit	(1,150,337)	(1,090,837)
Total stockholders’ equity	2,253,594	2,149,514
Noncontrolling interests	361,313	326,812
Total equity	2,614,907	2,476,326
Total liabilities and equity	$4,730,413	$4,668,768

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Rental income	$142,857	$128,826	$418,835	$386,784
Fees and management income	2,081	2,435	9,323	7,095
Other property income	716	1,073	2,175	1,906
Total revenues	145,654	132,334	430,333	395,785
Operating Expenses:
Property operating	23,089	21,608	69,261	65,784
Real estate taxes	18,041	16,375	52,005	49,762
General and administrative	10,843	11,627	33,751	32,905
Depreciation and amortization	60,013	53,901	178,008	165,829
Impairment of real estate assets	—	698	—	6,754
Total operating expenses	111,986	104,209	333,025	321,034
Other:
Interest expense, net	(17,569)	(18,570)	(52,895)	(57,765)
(Loss) gain on disposal of property, net	(10)	14,093	4,151	31,678
Other expense, net	(3,916)	(7,086)	(9,738)	(25,595)
Net income	12,173	16,562	38,826	23,069
Net income attributable to noncontrolling interests	(1,135)	(1,929)	(4,181)	(2,739)
Net income attributable to stockholders	$11,038	$14,633	$34,645	$20,330
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.09	$0.13	$0.30	$0.21

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three and nine months ended September 30, 2022 and 2021, Same-Center NOI represents the NOI for the 255 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2020, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO Attributable to Stockholders and OP Unit Holders in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO Attributable to Stockholders and OP Unit Holders to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO, Nareit FFO Attributable to Stockholders and OP Unit Holders, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended September 30,		Favorable (Unfavorable)		Nine Months Ended September 30,		Favorable (Unfavorable)
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Revenues:
Rental income(1)	$96,067	$90,949	$5,118		$284,629	$270,090	$14,539
Tenant recovery income	30,696	29,645	1,051		90,468	86,566	3,902
Reserves for uncollectibility(2)	112	59	53		(403)	1,280	(1,683)
Other property income	581	989	(408)		1,767	1,740	27
Total revenues	127,456	121,642	5,814	4.8%	376,461	359,676	16,785	4.7%
Operating expenses:
Property operating expenses	18,559	17,156	(1,403)		56,664	52,912	(3,752)
Real estate taxes	16,381	15,819	(562)		48,031	48,160	129
Total operating expenses	34,940	32,975	(1,965)	(6.0)%	104,695	101,072	(3,623)	(3.6)%
Total Same-Center NOI	$92,516	$88,667	$3,849	4.3%	$271,766	$258,604	$13,162	5.1%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$12,173	$16,562	$38,826	$23,069
Adjusted to exclude:
Fees and management income	(2,081)	(2,435)	(9,323)	(7,095)
Straight-line rental income(1)	(3,932)	(2,476)	(9,060)	(6,868)
Net amortization of above- and below- market leases	(1,081)	(908)	(3,161)	(2,633)
Lease buyout income	(221)	(560)	(2,362)	(3,138)
General and administrative expenses	10,843	11,627	33,751	32,905
Depreciation and amortization	60,013	53,901	178,008	165,829
Impairment of real estate assets	—	698	—	6,754
Interest expense, net	17,569	18,570	52,895	57,765
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)
Other expense, net	3,916	7,086	9,738	25,595
Property operating expenses related to fees and management income	704	1,489	3,061	3,611
NOI for real estate investments	97,913	89,461	288,222	264,116
Less: Non-same-center NOI(2)	(5,397)	(794)	(16,456)	(5,512)
Total Same-Center NOI	$92,516	$88,667	$271,766	$258,604
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Nareit Funds from Operations and Core Funds from Operations—The following table presents the Company’s calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$12,173	$16,562	$38,826	$23,069
Adjustments:
Depreciation and amortization of real estate assets	59,136	52,984	175,305	162,979
Impairment of real estate assets	—	698	—	6,754
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)
Adjustments related to unconsolidated joint ventures	662	776	181	676
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$56,927	$210,161	$161,800
Calculation of Core FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$56,927	$210,161	$161,800
Adjustments:
Depreciation and amortization of corporate assets	877	917	2,703	2,850
Change in fair value of earn-out liability	—	5,000	1,809	23,000
Transaction and acquisition expenses	3,740	1,775	7,820	2,850
(Gain) loss on extinguishment or modification of debt and other, net	(4)	1,674	1,025	2,784
Amortization of unconsolidated joint venture basis differences	1	80	220	905
Realized performance income(1)	—	—	(2,742)	—
Core FFO	$76,595	$66,373	$220,996	$194,189

Nareit FFO Attributable to Stockholders and OP Unit Holders/Core FFO per Diluted Share
Weighted-average shares of common stock outstanding - diluted	131,593	122,573	129,805	112,317
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.46	$1.62	$1.44
Core FFO per share - diluted	$0.58	$0.54	$1.70	$1.73
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2022	2021	2021
Calculation of EBITDAre
Net income	$12,173	$16,562	$38,826	$23,069	$17,233
Adjustments:
Depreciation and amortization	60,013	53,901	178,008	165,829	221,433
Interest expense, net	17,569	18,570	52,895	57,765	76,371
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)	(30,421)
Impairment of real estate assets	—	698	—	6,754	6,754
Federal, state, and local tax expense	179	165	373	496	327
Adjustments related to unconsolidated joint ventures	927	1,107	1,061	1,704	1,431
EBITDAre	$90,871	$76,910	$267,012	$223,939	$293,128
Calculation of Adjusted EBITDAre
EBITDAre	$90,871	$76,910	$267,012	$223,939	$293,128
Adjustments:
Change in fair value of earn-out liability	—	5,000	1,809	23,000	30,436
Transaction and acquisition expenses	3,740	1,775	7,820	2,850	5,363
Amortization of unconsolidated joint venture basis differences	1	80	220	905	1,167
Realized performance income(1)	—	—	(2,742)	—	(675)
Adjusted EBITDAre	$94,612	$83,765	$274,119	$250,694	$329,419
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of September 30, 2022 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of September 30, 2022 and December 31, 2021 (in thousands):

	September 30, 2022	December 31, 2021
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$1,914,397	$1,941,504
Less: Cash and cash equivalents	5,249	93,109
Total net debt	$1,909,148	$1,848,395

Enterprise value:
Net debt	$1,909,148	$1,848,395
Total equity market capitalization(1)(2)	3,678,197	4,182,996
Total enterprise value	$5,587,345	$6,031,391
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 131.1 million and 126.6 million diluted shares as of September 30, 2022 and December 31, 2021, respectively, and the closing market price per share of $28.05 and $33.04 as of September 30, 2022 and December 31, 2021, respectively.
(2)Fully diluted shares include common stock and OP units as of September 30, 2022 and Class B common stock, common stock, and OP units as of December 31, 2021.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of September 30, 2022 and December 31, 2021 (dollars in thousands):

	September 30, 2022	December 31, 2021
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,909,148	$1,848,395
Adjusted EBITDAre - annualized(1)	352,844	329,419
Net debt to Adjusted EBITDAre - annualized	5.4x	5.6x

Net debt to total enterprise value:
Net debt	$1,909,148	$1,848,395
Total enterprise value	5,587,345	6,031,391
Net debt to total enterprise value	34.2%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Ahold Delhaize, and Albertsons. As of September 30, 2022, PECO manages 290 shopping centers, including 270 wholly-owned centers comprising 31.1 million square feet across 31 states, and 20 shopping centers owned in one institutional joint venture. PECO is exclusively focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.

Kimberly Green, Vice President of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Stephanie Hout, Director of Investor Relations
(513) 746-2594
shout@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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